Exhibit 99.1

Contacts:
Jody Cain
LHA Investor Relations
310-691-7100
jcain@lhai.com

PDL BioPharma Declares Distribution Ratio for Dividend of Evofem Biosciences Common Stock to PDL Stockholders

INCLINE VILLAGE, Nev. (May 18, 2020) - PDL BioPharma, Inc. (“PDL” or the “Company”) (Nasdaq: PDLI) announces the final distribution ratio for the previously announced distribution of all of the Company’s 13,333,334 shares of common stock of Evofem Biosciences, Inc. (“Evofem”) (Nasdaq: EVFM) to be made on May 21, 2020 (the “distribution date”). Based on the shares of PDL common stock outstanding as of the close of business on May 15, 2020 (the “record date”), PDL stockholders of record as of the record date will be entitled to receive 0.11591985 shares of Evofem common stock for each share of PDL common stock held as of the close of business on the record date.

Subject to certain conditions, the distribution by PDL will be made on the distribution date in the form of a pro rata common stock dividend to PDL stockholders of record as of the close of business on the record date. No fractional shares of Evofem common stock will be distributed. Instead, PDL stockholders will receive cash in lieu of any fraction of a share of Evofem common stock that they otherwise would have received. PDL stockholders should consult their tax advisors with respect to U.S. federal, state, local and non-U.S. tax consequences of the distribution. The distribution of Evofem common stock will be made in book entry form and no physical share certificates will be issued.

An information statement describing the distribution will be included as an exhibit to a Current Report on Form 8-K filed by PDL with the U.S. Securities and Exchange Commission (the “SEC”). PDL stockholders will not be required to pay cash or other consideration for the shares of Evofem common stock to be distributed to them or to surrender or exchange their shares of PDL common stock to receive Evofem common stock in the distribution.

Additional information on the distribution, including a copy of the information statement, will be posted to PDL’s website at http://investor.pdl.com/evofem-distribution-and-tax-information.

About PDL BioPharma, Inc.

Throughout its history, PDL’s mission has been to improve the lives of patients by aiding in the successful development of innovative therapeutics and healthcare technologies. PDL BioPharma was founded in 1986 as Protein Design Labs, Inc. when it pioneered the humanization of monoclonal antibodies, enabling the discovery of a new generation of targeted treatments that have had a profound impact on patients living with different cancers as well as a variety of other debilitating diseases. In 2006, the Company changed its name to PDL BioPharma, Inc.

As of December 2019, PDL ceased making additional strategic transactions and investments and is pursuing a formal process to unlock the value of its portfolio by monetizing its assets and ultimately distributing net proceeds to stockholders in the form of cash or equity.

For more information please visit https://www.pdl.com/

NOTE: PDL, PDL BioPharma, the PDL logo and associated logos and the PDL BioPharma logo are trademarks or registered trademarks of, and are proprietary to, PDL BioPharma, Inc. which reserves all rights therein.

About Evofem Biosciences, Inc.
Evofem Biosciences, Inc., (NASDAQ: EVFM) is a clinical-stage biopharmaceutical company committed to developing and commercializing innovative products to address unmet needs in women’s sexual and reproductive health. Evofem Biosciences aims to advance the lives of women by developing innovative solutions, such as woman-controlled contraception and potential protection from certain sexually transmitted infections (STIs). The Company’s lead product candidate, Phexxi™, is currently being reviewed by the U.S. Food and Drug Administration for prevention of pregnancy.  The investigational candidate EVO100 is being evaluated for prevention of urogenital transmission of both Chlamydia trachomatis infection (chlamydia) and Neisseria gonorrhoeae infection (gonorrhea) in women. For more information regarding Evofem, please visit www.evofem.com.

Phexxi™ and Multipurpose Vaginal pH Regulator (MVP-R™) are trademarks of Evofem Biosciences, Inc.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including as it relates to the Company’s proposed Evofem stock distribution and plan of liquidation. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Important factors that could impair the value of the Company’s assets and business, including the implementation or success of the Company’s monetization strategy/plan of complete liquidation, are disclosed in the risk factors contained in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q, filed with the SEC on March 11, 2020 and May 11, 2020, respectively, and subsequent filings. All forward-looking statements are expressly qualified in their entirety by such factors. We do not undertake any duty to update any forward-looking statement except as required by law.